JANUS CAPITAL
Management

Form of	Exhibit (h)(219)
December 17, 2014
Ms. Heidi W. Hardin
Janus Capital Management LLC
151 Detroit Street
Denver, Colorado 80206
Dear Ms. Hardin:
Attached is revised Schedule A to the Administration Agreement dated June 23, 2011, as may be further amended from time to time (the “Agreement”), between Janus Investment Fund (the “Trust”) and Janus Capital Management LLC (“JCM”). The purpose of the revision is to reflect the addition of INTECH Emerging Markets Managed Volatility Fund and the following name changes for other series of the Trust, all effective on or about December 17, 2014:

Current Name	New Name
INTECH Global Dividend Fund	INTECH Global Income Managed Volatility Fund
INTECH International Fund	INTECH International Managed Volatility Fund
INTECH U.S. Growth Fund	INTECH U.S. Managed Volatility Fund II
INTECH U.S. Value Fund	INTECH U.S. Managed Volatility Fund
Pursuant to Section 5 of the Agreement, the Trust hereby requests that JCM acknowledge its acceptance of the terms contained in the revised Schedule.
Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

JANUS INVESTMENT FUND

By:
Stephanie Grauerholz
Vice President, Chief Legal Counsel and Secretary

JANUS CAPITAL MANAGEMENT LLC

By:
Heidi W. Hardin
General Counsel and Senior Vice President
Funds distributed by Janus Distributors LLC.
Janus Capital Management LLC serves as an investment adviser.

151 Detroit Street • Denver, CO 80206

Revised effective as of December 17, 2014
SCHEDULE A
INTECH Emerging Markets Managed Volatility Fund
INTECH Global Income Managed Volatility Fund
INTECH International Managed Volatility Fund
INTECH U.S. Core Fund
INTECH U.S. Managed Volatility Fund
INTECH U.S. Managed Volatility Fund II
Janus Asia Equity Fund
Janus Balanced Fund
Janus Contrarian Fund
Janus Diversified Alternatives Fund
Janus Emerging Markets Fund
Janus Enterprise Fund
Janus Flexible Bond Fund
Janus Forty Fund
Janus Fund
Janus Global Bond Fund
Janus Global Life Sciences Fund
Janus Global Real Estate Fund
Janus Global Research Fund
Janus Global Select Fund
Janus Global Technology Fund
Janus Global Unconstrained Bond Fund
Janus Growth and Income Fund
Janus High-Yield Fund
Janus International Equity Fund
Janus Multi-Sector Income Fund
Janus Overseas Fund
Janus Preservation Series — Global
Janus Preservation Series — Growth
Janus Real Return Fund
Janus Research Fund
Janus Short-Term Bond Fund
Janus Triton Fund
Janus Twenty Fund
Janus Venture Fund
Perkins Global Value Fund
Perkins International Value Fund
Perkins Large Cap Value Fund
Perkins Mid Cap Value Fund
Perkins Select Value Fund
Perkins Small Cap Value Fund
Perkins Value Plus Income Fund